EXHIBIT 5.1

_________________ 1478 Stone Point Drive, Ste.100 Roseville, CA 95661 ROGER D. LINN rlinn@linnlawcorp.com	LINNLAW A PROFESSIONAL CORPORATION	______________ TELEPHONE: 916-782-4404
Cyber App Solutions Corp. 485-3, Apt. 201 Yeonsu-dong Yeonsu-gu, Incheon, South Korea 21912		March 22, 2021

                Re:       Securities Being Registered under Registration Statement on Form S-1

Gentlemen/Ladies:

At your request we have examined the Registration Statement on Form S-1 (the "Registration Statement") proposed to be filed by Cyber App Solutions Corp., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the “Commission”) on or about March 23, 2021, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 5,000,000 shares of the Company’s common stock (collectively the “Shares”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

(1)	The Registration Statement on Form S-1.

(2)	Copies of the Company’s (i) Articles of Incorporation filed with the Nevada Secretary of State on February 19, 2021, (the “Articles”).

(3)	A copy of the Company’s Bylaws, certified to us by the Company as being complete, current and correct (the “Bylaws”).

(4)	Minutes of meetings and actions by written consent of the Company’s Board of Directors relating to the Registration Statement, which were certified to us by the Company in the Management Certificate as being complete, correct and unamended.

(5)	A Management Certificate addressed to us and dated as of March 20, 2021 executed by the Company containing certain factual representations (the “Management Certificate”).

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Cyber App Solutions Corp.

March 22, 2021

As to matters of fact that are relevant to this opinion, we have relied solely upon our examination of the documents referred to above, certificates of public officials and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We have not examined the laws of any state other that the existing applicable corporate law pursuant to Nevada Revised Statutes (“Nevada Law”).  Subject to the remaining qualifications set forth herein, we do not express any opinion herein concerning any law other than the Nevada Law and the federal securities laws of the United States of America.

In connection with our opinion expressed below, we have assumed that, at or before the time of any sale of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective by the Commission under the Securities Act, that the registration will apply to such sale of Shares and will not have been modified or rescinded.

Based upon the foregoing, it is our opinion that the Shares to be sold by the Company pursuant to the Registration Statement when issued will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for the use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purposes.

Best regards,

LinnLaw Corporation

/s/ LinnLaw Corp.

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